UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 1, 2016

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

For the year ended December 31, 2015, Mario C. Ventresca, Jr. was determined to be a named executive officer of Pennsylvania Real Estate Investment Trust (the “Company”). Prior to and after becoming a named executive officer, his employment was and is subject to the PREIT Services, LLC Severance Pay Plan for Certain Officers (the “Severance Plan”), which became effective January 1, 2007. Per a letter agreement dated May 8, 2013, between PREIT Services, LLC and Mr. Ventresca (the “Letter Agreement”), certain terms of the Severance Plan were amended as they apply to Mr. Ventresca.

A copy of the Severance Plan is attached to this report as Exhibit 99.1 and incorporated herein by reference. A copy of the Letter Agreement was filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed on February 26, 2016, and is incorporated herein by reference as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	PREIT Services, LLC Severance Pay Plan for Certain Officers, effective January 1, 2007

99.2	Letter Agreement, dated as of May 8, 2013, by and between PREIT Services, LLC and Mario C. Ventresca, Jr. (incorporated by reference to Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed February 26, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2017	PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

	By:	/s/ Robert F. McCadden
Robert F. McCadden
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	PREIT Services, LLC Severance Pay Plan for Certain Officers, effective January 1, 2007

99.2	Letter Agreement, dated as of May 8, 2013, by and between PREIT Services, LLC and Mario C. Ventresca, Jr. (incorporated by reference to Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed February 26, 2016).